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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30 , 2001


                              Preferred Voice, Inc.
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             (Exact name of registrant as specified in its charter)




           Delaware                       033-92894               75-2440201
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(State or other jurisdiction of       (Commission File          (IRS Employer
         incorporation)                    Number)           Identification No.)
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6500 Greenville Avenue, Suite 570, Dallas, Texas                75206
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   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (214) 265-9580
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          (Former name or former address, if changed from last report)

Item 5.  Other Events.

     Preferred Voice, Inc. (the "Company"), a Delaware corporation, has recently signed an amendment to the original Marketing Agreement that the Company had signed with Golden State Cellular. The modifications to the Marketing Agreement are set forth in the amendment, which is one of five similar amendments signed with wireless carriers who have signed Marketing Agreements with the Company (the "Opt-Out Carriers"). The Company and each of the Opt-Out Carriers agreed to use an alternative method for marketing the Safety Dialing service, which is one of the services that the Company is marketing to wireless carriers. The Opt-Out Carriers have agreed that they will provide Safety Dialing to all of their subscribers instead of the original marketing method that required the subscriber to subscribe to the service. Therefore, the Company has or will initially load all of the subscribers of the Opt-Out Carriers onto the database for the VIP System in that Opt-Out Carrier's marketing area. After receiving the Safety Dialing service, any of the Opt-Out Carriers' subscribers may elect not to continue the service by notifying their wireless carrier, effectively "opting out" of the voice activated dialing service program and the Company or applicable Opt-Out Carrier will remove such subscribers from the database. However, for those subscribers that do not "opt-out," the Opt-Out Carrier will pay the Company a percentage of all revenue generated from the subscribers to the Safety Dialing service, as part of the revenue sharing arrangement for that service. Under the amended Marketing Agreement, like the original Marketing Agreement, the Opt-Out Carriers must charge a minimum amount for each of the Company's services that they provide to their subscriber bases. However, generally, the share of revenue payable to the Company and the minimum charges charged to a subscriber by an Opt-Out Carrier for the Safety Dialing service is lower in the "opt-out" arrangement than under the original Marketing Agreement.

     The Company has agreed to contribute one-half of the revenue it receives for Safety Dialing in the markets subject to the "opt-out" arrangement for each of the first three months after the Opt-Out Carriers commercially offer the Company's voice-recognition services to a wireless subscriber awareness marketing campaign to be conducted by the Company through the Opt-Out Carriers in the carriers' applicable marketing areas. The Company may have been able to recover more of the revenue generated per subscriber under the original Marketing Agreement by virtue of the higher percentages of the revenue split and higher minimum charges for the Safety Dialing service, but the Company would probably have fewer initial subscribers to this service. The nature of the opt-out contract provides the Company initially with one-hundred percent (100%) of each Opt-Out Carrier's subscriber base subscribing to the Safety Dialing service. In practice, the Opt-Out Carriers do not charge subscribers for the first month of service, in order to provide the subscribers with the opportunity to opt out of the Safety Dialing service. The Company recognizes that certain subscribers will elect to opt out, but believes that it is more likely to capture a greater number of subscribers because the service is automatically included until a subscriber "opts out," or elects to discontinue the Safety Dialing service. As a result, the Company and the Opt-Out Carriers can charge less per subscriber who retains the Safety Dialing service and still realize greater overall revenues.



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


     The Company has been marketing this plan to all of the wireless carriers who have signed contracts with the Company. As of April 23, 2001, the Company had signed agreements with 30 telecommunications carriers, fifteen of which are wireless carriers. The Company has deployed its services with eight telecommunications carriers, five of which are wireless carriers. In the markets where the Company has deployed its services, two carriers have signed the amendment requiring subscribers to opt-out of the Safety Dialing service and six carriers are operating under the terms of their original Marketing Agreements. The Company has not yet deployed its services in the markets of the other three Opt-Out Carriers. As of April 23, 2001, the Company had approximately 100,000 subscribers to its services, approximately 6,000 of whom had affirmatively subscribed to the Company's services and approximately 94,000 of whom had been automatically subscribed to the Company's Safety Dialing service by their carrier and will subsequently have the election to opt out from receiving the Safety Dialing services. Of the approximately 94,000 subscribers who have been automatically subscribed to the Company's Safety Dialing service, approximately 88,000 subscribers are in the two deployed wireless carriers' markets and approximately 8,000 subscribers are in a test market.

     The Company is already receiving revenues from the approximately 6,000 subscribers whom have affirmatively subscribed to the Company's services. The Company is not yet receiving any revenue from the approximately 94,000 subscribers in the "opt-out" programs because the subscribers began receiving the Safety Dialing service in April, 2001, and most of the subscribers have until the end of May, 2001, or later to elect to opt out and not be charged for the Safety Dialing service provided in the first month. Once the Opt-Out Carriers in the deployed markets have billed subscribers who have not opted out from the Safety Dialing service, such Opt-Out Carriers will be required to pay the Company its revenue share by the 15th day of the following month. Therefore, the Company expects initial revenues on the first set of subscribers who do not elect to opt out of the Safety Dialing Service, which includes up to 10,000 subscribers in the "opt-out" markets, and who are billed under this new program in mid-May, 2001, with cash flow expected in mid-June, 2001. However, the Company has contractually committed to rebate one-half of the revenue generated from each subscriber to the Safety Dialing service in the markets subject to the "opt-out" arrangement during the first three months in which revenue is generated by the Opt-Out Carriers, for a wireless subscriber awareness marketing campaign to be conducted by the Company and coordinated through the Opt-Out Carrier.

     The foregoing summary of the new marketing arrangement between the Company and the wireless carriers mentioned above is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of Marketing Agreement and the form of Amendment to the Marketing Agreement, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.



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






Item 7.  Financial Statements and Exhibits.

          (c) Exhibits.


           10.1 Form of Marketing Agreement.
           10.2 Form of Amendment to Marketing Agreement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PREFERRED VOICE, INC.




Dated as of April 27, 2001                      By:      /s/ Mary Merritt
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                                                Name:    Mary Merritt
                                                Title:   Vice President






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